EX-99.1
2008 EXECUTIVE MANAGEMENT COMPENSATION PLAN
ART TECHNOLOGY GROUP, INC.
2008 EXECUTIVE MANAGEMENT COMPENSATION PLAN
     The following executive officers of ATG are eligible to participate in this Plan, subject to the execution by the executive officer of the Terms and Conditions of Participation set forth as Exhibit A to this Plan. The target bonus payout for the indicated periods and the applicable performance metrics for each executive office are as follows:

		TARGET BONUS
		PAYOUT (AT 100%
		OF PERFORMANCE
TITLE	PERIOD	METRICS)	PERFORMANCE METRICS

CFO	Annual	$120,000	30% ATG Adjusted Operating Profit; 30% ATG Adjusted Revenue; 20% Cash Management; 20% MBOs;

SVP GLOBAL SALES	Quarterly	$50,000/quarter	40% ATG Adjusted Revenue; 35% Bookings (defined below) (License and On Demand); 25% Billings (defined below) (eStara and CleverSet);

	Annual	$50,000 annual ($250,000 total Target)	100% Adjusted Operating Profit.

SVP MARKETING	Annual	$100,000	20% ATG Adjusted Operating Profit; 20% ATG Adjusted Revenue 15% Bookings (License and On Demand) 15% Billings (eStara and CleverSet); 30% MBOs.

		TARGET BONUS
		PAYOUT (AT 100%
		OF PERFORMANCE
TITLE	PERIOD	METRICS)	PERFORMANCE METRICS

SVP Services	Quarterly	$20,000/quarter	30% Worldwide PS/Ed/OnDemand Margin (Percent); 30% Worldwide PS/Ed/OnDemand Revenue; 20% CSS Revenue; 20% eStara and CleverSet Revenue

	Annual	$20,000 annual ($100,000 total target)	100% Gross Services Margin (Dollars)

SVP HUMAN RESOURCES	Annual	$90,000	30% ATG Adjusted Operating Profit; 30% ATG Adjusted Revenue; 15% Employee Satisfaction 25% Effectiveness of HR Initiatives

SVP PRODUCTS & TECHNOLOGY	Annual	$120,000	30% ATG Adjusted Operating Profit; 30% ATG Adjusted Revenue; 40% MBOs.

SVP CORPORATE DEVELOPMENT	Annual	$100,000	25% ATG Adjusted Operating Profit; 25% ATG Adjusted Revenue; 50% MBOs

1.	No bonus will be paid for the annual period unless ATG achieves, at minimum, 50% of its Adjusted Operating Profit goal for 2008.

2.	“ATG Adjusted Revenue” means GAAP revenue plus the change in net deferred license revenue for the period (2008 over 2007).

3.	“ATG Adjusted Operating Profit” means ATG Adjusted Revenue less cost of sales and operating expenses, but excludes option expensing, restructuring charges and non-cash income tax expenses / benefits, if applicable.

4.	“Bookings” means ATG license revenue recognized plus change in deferred ATG license revenue and the value of new customer OnDemand contracts up to 12 months in duration.

5.	“Billings” means monthly customer invoicing for eStara and CleverSet

Change in Compensation for Executives

Executive	2007 Base Salary	2007 Target Bonus	2008 Base Salary	2008 Target Bonus

CFO	230,000	$100,000	250,000	120,000

SVP Sales	220,000	200,000	230,000	250,000

SVP Products & Technology	240,000	100,000	250,000	120,000

SVP Human Resources	200,000	80,000	210,000	90,000

TERMS AND CONDITIONS OF PARTICIPATION
ATG 2008 EXECUTIVE MANAGEMENT COMPENSATION PLAN
1.	No incentive payments will be paid unless you are actively employed by ATG at the time incentive payments are made, or unless otherwise provided in a separate written agreement between you and ATG. Payments are generally made six to twelve weeks following the end of the applicable period if approved financial statements are available.

2.	These payments are offered as an incentive, but are not guaranteed. ATG (including the Compensation Committee of ATG’s Board of Directors) reserves the sole right to make changes to any and all terms and conditions of the 2008 Executive Management Compensation Plan due to changes in business conditions, performance of the executive or the Company or other factors, at the sole discretion of the Compensation Committee of ATG’s Board of Directors.

3.	ATG reserves the right to make goal substitutions to meet changing business requirements. There may be additional deliverables not explicitly detailed in the attached MBO listing, as specified by ATG Management.

4.	Participation in the 2008 Executive Management Compensation Plan is no guarantee of participation in any subsequent plans. The Company reserves the sole right to designate participants, and to make any and all changes to a participant’s yearly plan.

5.	The final payout amount to the executive officers, except the chief executive officer, must be approved by the Compensation Committee of ATG’s Board of Directors, including payout of any amounts over 100% of target and partial payments when targets are partially achieved. The final payout amount to the Chief Executive Officer will be recommended to the Board of Directors by the Compensation Committee of ATG’s Board of Directors and approved by the ATG Board of Directors. Additional factors may be considered in determining the final payout amount.

6.	In all circumstances, the amount and timing of any incentive payment are solely within the discretion of the Compensation Committee of ATG’s Board of Directors and the ATG Board of Directors, regardless of the provisions of the 2008 Executive Management Compensation Plan.

Agreed by:

Executive Signature	Date

CEO Signature	Date